UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2005

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)

(510) 572-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.02. Election of Director.
Item 5.03. Amendments to Bylaws.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.2
EXHIBIT 4.15
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.

Adoption of Executive Incentive Plan Performance Goals for the first Half of Calendar Year 2005

     On February 16, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Lam Research Corporation (the “Company”) established corporate performance goals for the first half of its calendar year 2005 incentive plan (the “Plan”) for its named executive officers other than the Chief Executive Officer and Chief Operating Officer. The Plan provides for the payment of incentive bonuses upon achievement of certain corporate, organizational and individual performance objectives. The corporate performance objective is based on the Company’s operating profit. Each officer was assigned a target percentage of his or her base salary for the period, and the calculated incentive amounts may range from zero to 2.25 times the target amounts based on the achievement of the specified performance objectives. The calculated bonus amounts will vary to the extent that the actual performance exceeds or falls below performance targets. The amount of the final incentive payments is subject to the discretion of the Committee and may vary from the calculated incentive amount.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment and Termination of Stockholder Rights Plan

     On February 23, 2005, the Company issued a press release announcing that the Board unanimously voted to amend the Rights Agreement by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent dated as of January 23, 1997 to accelerate the final expiration date of the purchase rights issued thereunder. Under the terms of the amendment, the purchase rights will now expire at the close of business on February 28, 2005, rather than January 31, 2007, as initially provided under the stockholder rights plan. The stockholder rights plan will be terminated upon the expiration of the purchase rights, thereby eliminating the stockholder rights plan altogether.

     Copies of the amendment and the press release are attached as exhibits to this Form 8-K.

Item 5.02. Election of Director.

     On February 18, 2005, the Company issued a press release announcing that its Board of Directors had appointed Dr. Seiichi Watanabe to fill a newly-created directorship on the Board. Dr. Watanabe was not immediately named to serve on any Board committees.

     A copy of the press release is attached as an exhibit to this Form 8-K.

Item 5.03. Amendments to Bylaws.

     On February 17, 2005, the Board of Directors unanimously voted to amend the Company’s bylaws. Section 3.2 was amended to set the Board size by resolution of the Board. Prior to the amendment, the Bylaws fixed the size of the Board at six directors. Following the amendment of Section 3.2, the Board passed a resolution to increase the Board size to seven to enable the appointment of Dr. Watanabe to the newly-created directorship.

     Section 3.14 was amended to remove “executive officers” as defined under Section 16 of the Securities and Exchange Act of 1934, as amended, from those officers to whom the Company may make loans and guarantee obligations.

     A copy of the bylaw amendment is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

3.2	Amendment dated as of February 17, 2005 to the Amended and Restated By Laws of the Company

4.15	Amendment dated as of February 18, 2005 to the Rights Agreement, dated as of January 23, 1997, between the Registrant and ChaseMellon Shareholder Service, L.L.C.

99.1	Press Release dated February 18, 2005 announcing the appointment of a new member of the Company’s Board of Directors

99.2	Press Release dated February 23, 2005 announcing amendment and termination of the Company’s stockholder rights plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005

LAM RESEARCH CORPORATION
By:	/s/ Mark S. Frey
Mark S. Frey
Vice President,
and Corporate Controller

EXHIBIT INDEX

3.2	Amendment dated as of February 17, 2005 to the Amended and Restated By Laws of the Company

4.15	Amendment dated as of February 18, 2005 to the Rights Agreement, dated as of January 23, 1997, between the Registrant and ChaseMellon Shareholder Service, L.L.C.

99.1	Press Release dated February 18, 2005 announcing the appointment of a new member of the Company’s Board of Directors

99.2	Press Release dated February 23, 2005 announcing amendment and termination of the Company’s stockholder rights plan